Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

Emulex Appoints Gene Frantz and Greg Clark to its Board of Directors

Frantz and Clark Enhance Board’s Computer Data Networking Business Expertise

COSTA MESA, Calif., April 1, 2013 – Emulex Corporation (NYSE:ELX), today announced that Gene Frantz and Greg Clark have been appointed to the Emulex Board of Directors. Mr. Frantz and Mr. Clark add expertise across the spectrum of technology and telecom sectors.

“I have known Gene Frantz for several years and admired his demonstrated abilities and knowledge of the IT marketplace. I have also more recently come to know Greg Clark and I have been very impressed with his executive experience and insights concerning the network performance management market which Emulex is just entering. I believe that the Board has made excellent choices,” said Jim McCluney, chief executive officer (CEO), Emulex, “and on behalf of the Board, we welcome both to the team.”

Mr. Frantz is a business executive with deep technology and telecom experience. He was most recently a partner of TPG Capital (“TPG”) having worked there from 1999 to 2012, Prior to joining TPG, Mr. Frantz worked at Oracle Corporation and Morgan Stanley Mr. Frantz previously served on the boards of directors of ALLTEL, Avaya, Freescale Semiconductor, Network General, MEMC Electronic Materials, Paradyne Networks (acquired by Zhone Technologies), SMART Modular Technologies, Inc., and Certance Holdings (formerly a division of Seagate Technology acquired by Quantum Corp.). Mr. Frantz received an M.B.A. from Stanford Graduate School of Business and a B.S. in Business Administration from the University of California, Berkeley.

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Mr. Clark has more than 23 years of leadership experience successfully growing technology companies through innovation, focus and execution. He has a strong operations and technology background that spans security, cloud services, supply chain and network management. Mr. Clark has been CEO and member of the Board of Directors of Blue Coat Systems, Inc. (BCSI) since August 2011. During his tenure Mr. Clark led the company through take-private transaction and associated restructuring. Under Mr. Clark’s leadership BCSI has returned to double digit revenue growth with industry leading margins. Prior to joining Blue Coat, Mr. Clark was President and CEO of Mincom, a global software and services provider to asset-intensive industries. At Mincom, he expanded the company’s market opportunity and revenue via the addition of cloud-based solutions and a modernization of Mincom’s legacy products. The company was acquired by the ABB Group in July 2011. Before joining Mincom, Mr. Clark served as President and Chief Executive Officer at E2open (NASDAQ: EOPN), a leader in supply chain networks. Mr. Clark was one of E2open’s founders and transformed E2Open from an early startup into a market-leading solutions provider supporting more than 15,000 customers worldwide. Earlier in his career, Mr. Clark founded security software firm Dascom. In 1999, IBM acquired the company, and the technology became the foundation for Tivoli’s security product line. At IBM, Mr. Clark was a Distinguished Engineer and Vice President of IBM’s Tivoli Systems, where he was instrumental in defining and selling IBM security and management products. He previously held senior roles with global IT companies, such as AT&T Unix Software Operation and Unix System Labs. Mr Clark serves as an independent director at the Global Healthcare Exchange (GHX).

“I am honored to be asked to join the Emulex Board,” said Gene Frantz. “I look forward to working with the rest of the Board to help Emulex to realize its potential for stockholders as a leader in the connectivity and network communications markets.”

“Joining the Emulex Board is an exciting opportunity for me,” said Greg Clark. “The management and Board of Emulex have set an ambitious path, and I am happy to contribute my expertise for the benefit of the company and its shareholders.”

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“We are very pleased to have worked collaboratively with Emulex to add Gene Frantz and Greg Clark to its Board,” said Jesse Cohn, a Portfolio Manager at Elliott Management, which manages funds that together are the largest shareholder of Emulex. Mr. Cohn continued, “Jim and his team at Emulex have a solid strategy and have developed leading technology in their focused markets and we believe that the addition of Gene and Greg to the Board will help Emulex to realize meaningful value for stockholders.”

Emulex collaborated with Elliott in the addition of Mr. Eugene J. Frantz and Mr. Gregory S. Clark to the Emulex Corporation Board of Directors. The agreement, which includes limitations on acquisitions of additional Emulex shares by Elliott, is being filed with the SEC by Emulex.

To learn more about Emulex, please visit: http://www.emulex.com

Follow Emulex on Twitter: http://www.twitter.com/emulex

About Emulex

Emulex, the leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company’s I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. For more information about Emulex (NYSE:ELX) please visit www.Emulex.com.

Emulex Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that we may not realize the anticipated benefits from the acquisition of Endace Limited on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into

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royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights, risk of monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

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